EXHIBIT 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 8, 2017, in the Registration Statement (Form S-1 Amendment No. 2) and related Prospectus of Aerkomm Inc. for the registration of shares of its common stock.

Chen & Fan Accountancy Corporation

San Jose, California

September 13, 2017